    As filed with the Securities and Exchange Commission on February 5, 1998

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM S-3

                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                                   ___________

                             THE GORMAN-RUPP COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


              Ohio                                       34-0253990
 -------------------------------            ------------------------------------
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                                305 Bowman Street
                              Mansfield, Ohio 44903
                                 (419) 755-1011
                  --------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              ROBERT E. KIRKENDALL
                               Corporate Secretary
                             The Gorman-Rupp Company
                                305 Bowman Street
                              Mansfield, Ohio 44903
                                 (419) 755-1011
                    -----------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ___________
                                    Copy to:

                             ANTHONY R. MOORE, ESQ.
                           Jones, Day, Reavis & Pogue
                               901 Lakeside Avenue
                              Cleveland, Ohio 44114
                                   ___________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [___]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]




                                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                         Proposed             Proposed
                                                         maximum               maximum
     Title of each class                                 offering             aggregate           Amount of
     of securities to be        Amount to be              price               offering          registration
         registered              registered              per unit               price                fee

-----------------------------------------------------------------------------------------------------------------
Common Shares,
without par
value                             100,000*                $19.8125**          $1,981,250**       $584.47**

-----------------------------------------------------------------------------------------------------------------

        *In accordance with Rule 416(a), the number of Common Shares being registered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently registered number of Common Shares.

        **The registration fee has been calculated, and the offering price estimated, in accordance with Rule 457(c) upon the basis of the average of the high and low sales prices of Common Shares as reported on the American Stock Exchange on February 3, 1998, which was $19.53125 per Common Share.
================================================================================

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              [END OF FACING PAGE]

                    The Exhibit Index is located at Page 16.

PROSPECTUS

                                 100,000 SHARES

                             THE GORMAN-RUPP COMPANY

                                     ______

                                  Common Shares

                               (Without Par Value)
                                     ______

                  The securities offered hereby are presently outstanding Common Shares, without par value ("Common Shares"), of The Gorman-Rupp Company (the "Company"), and may be sold from time to time by a certain shareholder of the Company acting as a principal for its own account. (See "Selling Shareholder"). The Company will receive none of the proceeds from the offering.

                  The Common Shares are registered with, and listed on, the American Stock Exchange. On February 3, 1998, the closing sales price of Common Shares as reported on the American Stock Exchange was $19.8125 per share.

                  Sales of Common Shares may be effected from time to time in negotiated transactions or on the American Stock Exchange at prevailing market prices. The Selling Shareholder may offer Common Shares to purchasers directly or to or through broker-dealers which may act as principals or agents. The Company has been advised by the Selling Shareholder that no underwriter will be involved with the offer and sale of Common Shares hereby. (See "Plan of Distribution").

                                     ______

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
               THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                     ______

                The date of this Prospectus is February __, 1998.

                              AVAILABLE INFORMATION
                              ---------------------

                  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material and other information pertaining to the Company may be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, the national securities exchange on which Common Shares are listed and traded. The Company is also subject to the electronic filing requirements of the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------

                  The following documents filed with the Commission hereby are incorporated by reference into this Prospectus:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed pursuant to Section 13(a) of the Exchange Act.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997 filed pursuant to
Section 13(a) of the Exchange Act, and all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

                  3. The description of Common Shares contained in documents filed pursuant to the Exchange Act.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference into this Prospectus.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus or any registration statement containing this Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus and any registration statement containing this Prospectus incorporates). Such requests should be directed to Robert E. Kirkendall, Corporate Secretary of the Company, at 305 Bowman Street, Mansfield, Ohio 44903, or by telephone at (419) 755-1011.

                                   THE COMPANY
                                   -----------

                  The Company is an Ohio corporation primarily engaged in the design, development, production and sale of pumps, sewage pumping stations and motive-powered pump units for use in construction, industrial, petroleum, agricultural, water and waste water, original equipment, fire, military and other liquid-handling applications.

                  The Company's principal executive offices are located at 305 Bowman Street, Mansfield, Ohio 44903. Its main telephone number is (419) 755-1011.

                               SELLING SHAREHOLDER
                               -------------------

                  All Common Shares being offered for sale hereby are registered with, and listed on, the American Stock Exchange and are the property of the James C. Gorman, Sr. Trust (the "JCG Trust"). Bank One Trust Company, N.A., Mansfield, Ohio (28 Park Avenue West, Mansfield, Ohio 44902), as trustee of the JCG Trust (the "Selling Shareholder"), is the holder of record (as of February 1, 1998) of 137,503 Common Shares, approximately 1.60% of Common Shares outstanding. The Selling Shareholder plans to offer and sell hereby not in excess of 100,000 Common Shares in the three years (unless extended) immediately following the date of this Prospectus. (In accordance with Rule 416(a) promulgated under the Securities Act of 1933, the number of Common Shares being offered hereunder may be increased from time to time to that number of Common Shares resulting from a stock split, stock dividend or similar transaction applicable to the currently offered number of Common Shares.) On February 3, 1998, the closing sales price of Common Shares as reported on the American Stock Exchange was $19.8125 per share.

                  The JCG Trust was created by agreement dated December 29, 1952 by James C. Gorman, Sr. (now deceased) for the benefit of his daughter, Jean Gorman Bates, and her sons, Thomas Barnes Bates and Robert Sexton Bates (now deceased). James C. Gorman, Chairman and a Director of the Company, and the son of James C. Gorman, Sr., is the brother of Mrs. Bates and the uncle of her surviving son. Jeffrey S. Gorman, Senior Vice President, General Manager of the Mansfield Division and a Director of the Company, and a grandson of James C. Gorman, Sr., is a nephew of Mrs. Bates and a cousin of her surviving son.

                   The Selling Shareholder and its affiliates, in several fiduciary capacities (including as trustee of the JCG Trust), beneficially own (in accordance with the Rule 13d-3 of the Commission) an aggregate of 773,824 Common Shares (as of February 1, 1998), or approximately 8.99% of Common Shares outstanding. Of this total, 475,317 Common Shares are held in trusts in which members of the Gorman family have beneficial interests, and James C. Gorman serves as a co-trustee with the Selling Shareholder in respect of 73,810 of such Common Shares.

                  Except as disclosed above and under the caption "Plan of Distribution" below, there are no material relationships among the Company, the Selling Shareholder, or the JCG Trust and its beneficiaries.

                  Common Shares continue to constitute a significant portion of the assets of the JCG Trust. The Selling Shareholder is offering to sell certain Common Shares hereby in order to diversify further the portfolio of the JCG Trust. Assuming that all 100,000 Common Shares offered hereby are sold, the Selling Shareholder will then hold 37,503 Common Shares of record in the JCG Trust, approximately .44% of Common Shares outstanding.

                                      Held of Record                                  Held of Record
                                    Prior to Offering*                                After Offering**
                                    ------------------                                ----------------

                                                   Approximate                                          Approximate
                                                   Percent                                              Percent
                              Number               of Common                       Number               of Common
Selling                       of Common            Shares                          of Common            Shares
Shareholder                   Shares               Outstanding                     Shares               Outstanding
-----------                   ------               -----------                     ------               -----------
Bank One Trust
Company, N.A.,
Mansfield, Ohio, as
trustee of
the JCG Trust ......           137,503              1.60%                           37,503               .44%

_________

*As of February 1, 1998.
**Assumes all Common Shares offered hereby will be sold.

                              PLAN OF DISTRIBUTION
                              --------------------

                  Common Shares offered hereby are being sold by the Selling Shareholder acting as a principal for its own account. The Company will receive none of the proceeds from the offering.

                  The sale of Common Shares may be effected from time to time in negotiated transactions or on the American Stock Exchange at prevailing market prices. Sales may be consummated by the Selling Shareholder to purchasers directly pursuant to Rule 144 promulgated under the Securities Act of 1933 or otherwise, or to or through broker-dealers which may act as principals or agents.

                  The Company has been advised by the Selling Shareholder that no underwriter will be involved with the offer and sale of Common Shares hereby and that any broker-dealers engaged by the Selling Shareholder will receive not in excess of the usual and customary distributors' or sellers' commission. The Selling Shareholder and any broker-dealers that participate in the distribution of Common Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions paid or any discounts or concessions allowed to them and, if any such broker-dealers purchase Common Shares as principal, any profit on the resale of Common Shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                  The Selling Shareholder has executed and delivered a Distribution Agreement dated as of December 1, 1997 (the "Distribution Agreement") which governs the offer and sale of Common Shares offered hereby. The other parties to the Distribution Agreement include the Company and Bank One Trust Company, N.A., Columbus, Ohio (as trustee of The Gorman-Rupp Company Individual Profit Sharing Retirement Plan). The Selling Shareholder is an affiliate of Bank One Trust Company, N.A., Columbus, Ohio. The Company also utilizes various commercial banking services of the Selling Shareholder.

                  Pursuant to the Distribution Agreement, the Selling Shareholder is obligated to sell up to 33,333 Common Shares per year (for a three-year period, unless extended, beginning on the date of this Prospectus) to the Company's foregoing employee benefit plan (the "Plan") whenever requested by the fiduciary of the Plan. The fiduciary is obligated, except as otherwise required under applicable law, to attempt to purchase Common Shares as needed from the Selling Shareholder before acquiring Common Shares from any other source.

                  The purchase price per Common Share will be a cash amount equal to the average of the mean between the high and low sales prices of Common Shares on the American Stock Exchange on the nearest trading dates before and after the date of sale. No brokerage fee or commission will be paid by or to any party in connection with such sales. To the extent that the fiduciary of the Plan does not purchase or reserve the right to purchase 33,333 Common Shares in any year covered by the Distribution Agreement, the Selling Shareholder will have the option to sell to any person or entity, during a one-month window period at the end of each year, any Common Shares offered hereby which remain in the allotment for that year. The Selling Shareholder may also determine to allocate Common Shares from a subsequent year's allotment if no Shares are remaining for the current year and the fiduciary of the Plan requires Shares in excess of the current year's allotment.

                  Under the Distribution Agreement, the Company is obligated to use all reasonable efforts to effect and maintain the registration of Common Shares offered hereby during the term of the Distribution Agreement and, except for fees and disbursements of counsel for the Selling Shareholder and the fiduciary, the Company will pay for all costs and expenses incurred in respect of the Distribution Agreement and the registration and sale of Common Shares offered hereby. In addition, the Company will deliver copies of this Prospectus, and all amendments and supplements hereto, to the fiduciary, and it, in turn, will promptly furnish a copy to all participants in the Plan.

                  In certain situations, the Company and the Selling Shareholder have agreed to indemnify and hold the other (and their respective controlling persons) harmless from various liabilities, including liabilities arising out of violations of the federal securities laws. The Distribution Agreement may be terminated prior to the expiration of its term by the written agreement of the Company and the Selling Shareholder, or at the option of the Selling Shareholder upon the death of the income beneficiary of the JCG Trust. The Distribution Agreement may be amended by the unanimous written consent of all parties thereto.

                                  LEGAL OPINION
                                  -------------

                  The legality of Common Shares offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, 901 Lakeside Avenue, Cleveland, Ohio 44114.

                                     EXPERTS
                                     -------

                  The consolidated financial statements of The Gorman-Rupp Company for the year ended December 31, 1996 incorporated by reference and included in The Gorman-Rupp Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                * * * * * * * * *


                  No person has been authorized to give any information or make any representation other than as contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholder. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any Common Shares offered hereby in any jurisdiction where such offer or solicitation would be unlawful.

                                     PART II
                                     -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 14.          Other Expenses of Issuance and Distribution.
                  --------------------------------------------

                  The following represents an itemized statement of all expenses in connection with effecting the registration of the securities covered by this Registration Statement:

          Commission Registration Fee ...............       $     584.47
          Transfer Agent Fees .......................           1,500.00*
          Financial Printer Fees ....................           1,000.00*
          Copying and Binding Costs .................             100.00
          Legal Fees and Expenses ...................          15,000.00
          Accounting Fees and Expenses ..............           5,000.00
          Miscellaneous Expenses ....................           1,000.00*
                                                               ---------

                   Total ............................         $24,184.47*

                  Pursuant to the Distribution Agreement, all of the foregoing costs and expenses will be borne by the Company.


---------------------

*Estimated


Item 15.  Indemnification of Directors and Officers.
          ------------------------------------------

                  Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of Directors and officers of an Ohio corporation in defense of any civil, criminal, administrative or investigative proceeding. Article IV of the Company's Regulations (incorporated herein by this reference from Exhibits
(3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994) provides for indemnification in terms consistent with the statutory authority, and the Company also maintains insurance covering certain liabilities of the Directors and officers of the Company and its subsidiaries.

Item 16.          Exhibits
                  --------

Exhibit Number                        Description of Document
--------------                        -----------------------

      1                 Underwriting agreement. Not applicable

      2                 Plan of acquisition, reorganization,
                        arrangement, liquidation or succession. Not applicable

      4 Instruments defining the rights of security holders, including indentures.

                        (a)      The Company's Amended
                                 Articles of Incorporation,
                                 as amended+
                        (b)      The Company's Regulations+

      5                 Opinion re legality.*

      8                 Opinion re tax matters. Not applicable

      12 Statements re computation of ratios. Not applicable

      15                Letter re unaudited interim financial
                        information. Not applicable

      23                Consents of experts and counsel.

                        (a)      Consent of Ernst & Young LLP*
                        (b)      Consent of Jones, Day,
                                 Reavis & Pogue (set forth
                                 in the opinion filed as
                                 Exhibit 5 to this
                                 Registration Statement)*

      24                Power of attorney.

                        (a)      Authorizing Resolutions*
                        (b)      Of the Company*
                        (c)      Of certain officers and Directors*

      25 Statement of eligibility of trustee. Not applicable

      26                Invitations for competitive bids. Not
                        applicable

Exhibit Number                   Description of Document
--------------                   -----------------------

      27                Financial data schedule. Submitted
                        previously in electronic filing

      28 Information from reports furnished to state insurance regulatory authorities. Not applicable

      99                Additional exhibits.

                        (a)    Distribution Agreement*






-----------------------

+ Incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-6747).

* Filed with this Registration Statement; see Exhibit Index.

Item 17.          Undertakings.
                  -------------

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if this Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio, on February 5, 1998.

                                        THE GORMAN-RUPP COMPANY

                                        By  ROBERT E. KIRKENDALL*
                                           --------------------------------
                                              Robert E. Kirkendall,
                                              Attorney-in-Fact

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                  Title                                      Date
    ---------                                  -----                                      ----

 JOHN A. WALTER*                         President, Principal                        February 5, 1998
--------------------                     Executive Officer
 John A. Walter                          and Director


 KENNETH E. DUDLEY*                      Treasurer and Principal                     February 5, 1998
--------------------                     Financial and
 Kenneth E. Dudley                       Accounting Officer


 JAMES C. GORMAN*                             Director                               February 5, 1998
--------------------
 James C. Gorman

 WILLIAM A. CALHOUN*                          Director                               February 5, 1998
--------------------
 William A. Calhoun

 JEFFREY S. GORMAN*                           Director                               February 5, 1998
--------------------
 Jeffrey S. Gorman






    Signature                                  Title                                      Date
    ---------                                  -----                                      ----
                                              Director                               February 5, 1998
--------------------
 Thomas E. Hoaglin

 PETER B. LAKE*                               Director                               February 5, 1998
--------------------
 Peter B. Lake

JAMES R. WATSON*                             Director                                February 5, 1998
--------------------
James R. Watson


        *The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the Registrant and by the above-named officers and Directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Registrant, officers and Directors.

                           By /s/ ROBERT E. KIRKENDALL
                              ------------------------
                              Robert E. Kirkendall,
                                Attorney-in-Fact

Date:  February 5, 1998




                FORM S-3 REGISTRATION STATEMENT NO. 333-_________

                                  EXHIBIT INDEX

Exhibit                                                                     Page
-------                                                                     ----
(4) (a)       The Company's Amended Articles of
                  Incorporation, as amended                                  +

(4) (b)       The Company's Regulations                                      +

(5)           Opinion of Jones, Day, Reavis & Pogue as to the
                  legality of the securities
                  being registered                                           17

(23) (a)      Consent of Ernst & Young LLP                                   18

(23) (b)      Consent of Jones, Day, Reavis & Pogue                          *

(24) (a)      Certified resolutions authorizing the
                  signing on behalf of the Company by
                  a power of attorney                                        19

(24) (b)      Power of attorney of the Company                               23

(24) (c)      Power of attorney of certain officers
                  and Directors                                              25

(99) (a)      Distribution Agreement                                         27




------------------

+ Incorporated herein by this reference from Exhibits (3)(4) of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-6747).

* Set forth in the opinion filed as Exhibit 5 to this Registration Statement.